Exhibit 10.86

[***] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS

STRICTLY CONFIDENTIAL

BROADBAND ACCESS SOFTWARE CONTRACT

between

RELIANCE INFOCOMM LIMITED,

“Reliance”

and

UTSTARCOM INC.,

“Vendor”

Dated as of October 1, 2002

Table of Contents

1	BACKGROUND AND OBJECTIVES
	1.1	Background
	1.2	Objectives
2	DEFINITIONS
3	SCOPE OF WORK, RESPONSIBILITIES AND MILESTONES
	3.1	Scope of Work
	3.2	Minimum Purchase Commitment
	3.3	Test Bed
	3.4	Shipment
	3.5	Material and Inventory Management Systems
	3.6	Applicability
4	Source code escrow
5	Malicious AND DISABLING CODE
6	TERM
7	PRICING AND INVOICING
	7.1	Price List
	7.2	Determination of Net Price
	7.3	Invoicing Terms
	7.4	Invoicing Terms for all other Softwares:
	7.5	Currency and Mode of Payments
	7.6	Total Cost Basis
8	WARRANTIES
	8.1	Software Warranty
	8.2	Breach of Warranties
	8.3	Correction of Software
	8.5	Third Party Provider Warranties
	8.6	Disclaimer
9	TERMINATION AND EVENTS OF DEFAULT
	9.1	Reliance’s Right of Termination
	9.2	Vendor’s Right of Termination

i

EXHIBITS

Exhibit A	Price List

ii

BROADBAND ACCESS SOFTWARE CONTRACT

This Broadband Access Software Contract (“Broadband Access Software Contract”) is effective as of October 1, 2002 (the “Effective Date”), by and between Reliance Infocomm Limited, a company incorporated and registered under the Companies Act, 1956 and having its registered office at Avdesh House, Pritam Nagar, 1st Slope, Ellis Bridge, Ahmedabad 380 006, Republic of India (hereinafter referred to as “Reliance” which expression, unless repugnant to the context or meaning thereof, shall mean and include its successors and permitted assigns), and UTStarcom Inc., a company incorporated under the laws of Delaware and having its principal offices at 1275 Harbor Bay Parkway, Alameda, California 94502, U.S.A  (hereinafter referred to as the “Vendor” which expression, unless repugnant to the context or meaning thereof, shall mean and include its permitted successors and assigns and, together with Reliance, the “Parties” and each, a “Party”).

RECITALS:

A.  Reliance desires to purchase from the Vendor certain Software appropriate for the efficient and effective installation, operation, management and maintenance of the Broadband Access Reliance Network, including the Initial Broadband Access Reliance Network; and

B.  The Vendor, desires to provide to Reliance such Software and shall, including, without limitation supply and deliver such Software, in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1                      BACKGROUND AND OBJECTIVES

1.1                     Background

Reliance desires to obtain certain Software to support its Initial Broadband Access Reliance Network and the Broadband Access Reliance Network in the Territory. The Vendor shall perform all specific Vendor responsibilities set forth in this Broadband Access Software  Contract, including applicable Purchase Orders and the Specifications. The Vendor shall review the Broadband Access Reliance Network work performed and shall report on any exception. Notwithstanding the foregoing sentence, Vendor shall be responsible for providing the Software under this Broadband Access Software Contract in accordance with the Specifications, including without limitation the Timetables. This Broadband Access Software Contract is subject to the terms and conditions set forth in the Broadband Access Network General Terms and Conditions executed by the Parties as of the date hereof (the “General Terms”).

1.2                     Objectives

Reliance requires software that fully supports: (a) the Initial Broadband Access Reliance Network and the Broadband Access Reliance Network, including all cost, performance and functional requirements set forth in the relevant Documents; (b) Interoperability; and (c) Reliance’s business requirements described in the Documents (collectively, the

“Objectives”).  The Vendor represents, warrants and covenants that the Software shall be  fully compatible with and fully supports the Objectives, as shall be demonstrated to Reliance, in part, in the Acceptance Tests.

2                      DEFINITIONS

As used in this Broadband Access Software Contract, the following terms have the following meanings.  In addition to the terms listed below, certain additional capitalised terms are defined in the General Terms, the attachments to this Broadband Access Software Contract and in other applicable Documents. Unless otherwise specifically provided, all section, schedule and exhibit references are to this Broadband Access Software Contract.

“Base Price”

has the meaning as ascribed hereto in Section Error! Reference source not found..

“Effective Date”

has the meaning ascribed thereto in the prefatory paragraph to this Broadband Access Software Contract.

“Price List”

means a table of list prices applicable to Software supplied by Vendor to Reliance as amended from time to time as set forth herein. The Price List as of the Effective Date is set forth in Exhibit A.

“Software Warranty”

has the meaning ascribed thereto in Section 8.1.

“Broadband Access Software Contract”

this Broadband Access Software Contract, including all schedules, exhibits and other attachments hereto.

3                      SCOPE OF WORK, RESPONSIBILITIES AND MILESTONES

3.1                     Scope of Work.

3.1.1                                  The Vendor shall provide to Reliance the Software set forth in the Specifications as amended from time to time by mutual written agreement between the Parties. Vendor’s obligations hereunder shall include, but not be limited to, the obligation to supply (including inspection and expediting) and deliver the Software in and within the Broadband Access Reliance Network as designated by Reliance in accordance with the Broadband Access Software Contract. All Software shall comply with the Specifications and the Standards. and shall be the latest and best in class, unless otherwise specified by Reliance in writing. The Vendor shall coordinate its efforts hereunder with all Subcontractors, Third Party Providers and the Other Contractors, to ensure compliance with any and all supply and logistics requirements and all

Governmental Entities. All Software, requiring certification shall be certified by independent and appropriate professionals licensed or properly qualified to perform such certification in all appropriate jurisdictions, reasonably acceptable and at no cost to Reliance, if such certification is, required by Applicable Law or the Specifications.

3.1.2                                  Vendor shall deliver only such Software as are specifically ordered by Reliance pursuant to a Purchase Order. Reliance shall not be obligated to pay for any Software not covered by a Purchase Order.

3.1.3                                  The Software supplied under this Broadband Access Software Contract is standard software that Vendor would supply to any other Person seeking to establish wireless telephony networks similar to the Broadband Access Reliance Network.

3.2                     Minimum Purchase Commitment

Notwithstanding anything to the contrary, Reliance agrees that it shall, between [***] purchase at least [***] from Vendor (the “Minimum Committed Quantity”) subject to Vendor’s continued conformance with the terms set forth in the Documents.

3.3                     Test Bed

3.3.1                                  For the purpose of testing the Vendor shall provide the Software set forth in the Specifications at [***] to Reliance and such Software shall be shipped to the Reliance designated location not later than [***] after the Effective Date of the Broadband Access Software Contract if specifically requested for by Reliance in writing.

3.3.2                                  The Vendor shall supply and install at [***] to Reliance the Test Bed Laboratory and at least one of each type of new Software set forth in any Purchase Order or that is planned to be bought by Reliance before the end of the next succeeding [***].

3.3.3                                  In order to work towards achieving Interoperability, Reliance may bring other infrastructure vendor’s software into the Test Bed Laboratory. Notwithstanding anything to the contrary, the Vendor shall share with these other infrastructure vendors that Reliance brings into the Test Bed Laboratory, all necessary interface information to facilitate meeting the Timetables upon suitable conditions of confidentiality.

3.3.4                                  Vendor shall provide all applicable Technical Support Services including but not limited to Updates and Upgrades to and for the Software installed in the Test Bed Laboratory.

3.4                     Shipment

Vendor shall ensure that all Software constituting a EMS/NMS (for the required configuration) and/or any other software related to DLC are shipped in a single shipment. Vendor shall not ship Software constituting only a part of the above element(s) except after prior written approval from Reliance.

3.5                     Material and Inventory Management Systems

Vendor shall take all reasonable actions necessary to ensure that Vendor’s material & inventory management system integrates and interfaces with Reliance’s material & inventory management system. The extent of integration and interfacing shall be as mutually agreed.

3.6                     Applicability

Parties agree that all Purchase Orders for Software issued by Reliance to Vendor on or after September 1, 2002 shall be subject to and governed by this Broadband Access Software Contract. The Parties further agree that Purchase Order number 13008681 dated August 21, 2002 shall, except for payment terms, performance bank guaranty related terms, annual price improvement related terms and deemed Acceptance related terms, also be governed by the terms of this Broadband Access Equipment Contract.

4                      SOURCE CODE ESCROW

4.1.1                                  Vendor represents and warrants that as of the date hereof, neither Vendor nor any of Vendor’s affiliates has established a Source Code escrow for any of its existing customers.  In the event that Vendor or any affiliate of the Vendor establishes a Source Code escrow in the future which applies to any of the Software furnished to Reliance hereunder, Vendor shall add, or cause the affiliate that establishes a Source Code escrow to add, Reliance as a beneficiary of such Source Code escrow, and Reliance shall be entitled to receive a copy of the escrowed Source Code in the event of the occurrence of any of the events set out below.  In addition to the foregoing, Vendor shall immediately deliver and hereby grants, or cause the affiliate that establishes a Source Code escrow to immediately deliver and grant, Reliance a right to access the Source Code and to modify the Software (the “RTM License”) for the maintenance, enhancement and support of those Products purchased from Vendor and owned or operated by Reliance or any Affiliate under the following circumstances, provided that any such released Source Code shall be subject to the confidentiality provisions set forth in the General Terms:

a                                          if Vendor or any affiliate of Vendor that owns or controls such Source Code (such affiliate the “Control Affiliate”) becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition in bankruptcy or an involuntary petition in bankruptcy is filed against Vendor or the Control Affiliate which is not dismissed within thirty (30) days of such involuntary filing, or a receiver is appointed for its business, or its assets become subject to any proceeding under a bankruptcy or insolvency law, domestic or foreign, or has liquidated its business, or Vendor, or a business unit or affiliate of Vendor that is responsible for maintenance of the Software, ceases doing business without providing for a successor, and Reliance has reasonable cause to believe that any such event shall cause Vendor to be unable to meet its warranty service or support requirements under the Documents; or

b                                         if Vendor or affiliate of Vendor that is responsible for maintenance of the Software ceases to maintain or support a previously supported version of the Software and Reliance cannot obtain, with Vendor’s assistance (for example, by providing a third party with Source Code or by any other appropriate method) the same support services Vendor is required to provide under the Documents from another entity (either working with or independently from Vendor) at a price that is equal to or less than the prices for such support as provided herein, or there is a persistent and material failure by Vendor to provide the warranty service or support it is required to provide pursuant to the terms of the Documents.

5                      MALICIOUS AND DISABLING CODE

Vendor represents, warrants and covenants that all Software will at all times be free of Malicious Code and Disabling Code. Vendor shall provide Reliance with procedures and capabilities in order to allow Reliance to re-assign Software key codes or similar items whose purpose is to enable the functioning of further features, functions or capacity within and among Network Elements in connection with changing the capacity of such Network Elements purchased throughout the Broadband Access Reliance Network. In the event of any breach of the foregoing warranty Vendor shall, at no additional charge to Reliance, diligently take all commercially reasonable efforts to: (a) remove such Malicious Code and Disabling Code and restore or recover all data and information lost due to the Malicious Code or Disabling Code; and (b) reimburse Reliance for all damage proximately caused by the Malicious Code or Disabling Code.

6                      TERM

The initial term of this Broadband Access Software Contract is [***] from the Effective Date, subject to the terms and conditions of this Broadband Access Software Contract including, without limitation, the termination provisions set forth in Section 9. This  Broadband Access Software Contract shall upon the mutual written agreement of the Parties, be renewed for [***] on the same terms and conditions contained herein.

7                      PRICING AND INVOICING

7.1                     Price List

7.1.1                                  The prices as set forth in the Price List shall be applicable to all purchases by Reliance of Software.

7.1.2                                  Vendor shall notify Reliance in writing in the event Vendor proposes to modify the Price List and Reliance’s prior written consent shall be required before any such modification shall take effect.  The Price List shall be amended from time to time to add software, test bed and documentation as agreed by the Parties.

7.1.3                                  Anything to the contrary in the Documents notwithstanding, at no time will Reliance be liable to pay a [***] for any Software in excess of the [***].

7.2                     Determination of Net Price

[***].

7.3                     Invoicing Terms

All Software purchased by Reliance that forms a part of the Initial Broadband Access Reliance Network shall be invoiced as set forth in this Section and paid in accordance with Section 13 of the General Terms.

[***].

7.4                     Invoicing Terms for all other Softwares:

All Software purchased by Reliance that forms a part of Expansions shall be invoiced as set forth in this Section and paid in accordance with Section 13 of the General Terms.

[***].

7.5                     Currency and Mode of Payments

7.5.1                                  The value of all Software purchased by Reliance under this Broadband Access Software Contract shall be computed based on Net Prices expressed in [***] in accordance with the provisions of the General Terms, unless otherwise agreed by the Parties.

7.5.2                                  All payments shall be payable by wire transfer.

7.6                     Total Cost Basis

Vendor represents, warrants, and covenants that, with respect to all Software sold or offered for sale for importation into the Republic of India, the Net Prices for the same shall be the [***].

8                      WARRANTIES

8.1                     Software Warranty.

8.1.1                                  The Vendor warrants that, during the Product Warranty Period, all Software shall conform with and perform in accordance with the Specifications and shall be free from Defects and Deficiencies (the “Software Warranty”).

8.1.2                                  During the Product Warranty Period, Vendor shall provide the warranty services described in this Section 8.1 and the Documents at no additional cost to Reliance.

Reliance shall receive all base Software releases and, Software Major/Minor Releases, Software Upgrades, Updates, Bug-Fixes, Software & Firmware Patches, Software Updates, New Software Releases, Software Combined Releases, New Features & all other Releases of Software furnished by Vendor at such times as they become generally available to the Vendor’s customers.  Reliance shall also be entitled to receive all optional Software features, at no additional cost during the Product Warranty Period. The Vendor shall give Reliance an advance notice of the introduction of any Software Upgrade Release, any Software Combined Release or any Software releases containing any optional Software Release features.

8.2                     Breach of Warranties.

8.2.1                                  In the event of any breach of the Software Warranty, the Vendor shall promptly repair or replace the defective or nonconforming Software or otherwise cure any Defects and Deficiencies so that the Software and Broadband Access Reliance Network shall perform in accordance with the Specifications. Vendor’s obligations with respect to Software shall be first to attempt to repair or replace at no additional cost, any Defective Software, using software updates, upgrades, patches, bug fixes in accordance with the provisions of hereunder and as specified in Annexure 1A to the Specifications (Technical Support Services). In the event that the Vendor is unable to or refuses to repair or replace or correct Defective Software, Reliance may in addition to exercising any other remedies available to it under the contract, law and/or equity, at its option :

(i)                                     elect to have such Defective Software, replaced, repaired or corrected by any third party, and Vendor shall in such an event (a) provide all technical details, documentation, and other information required for such repair replacement or correction; and (b) reimburse Reliance for all direct costs incurred in connection with such repair replacement or correction; and/or

(ii)                                  elect to have the Vendor provide (a) a credit or refund based on the original purchase price of such Defective Software, as the case may be; and/or

8.2.2                        The warranty period for all repaired, replaced or corrected Software shall be the longer of :

[***].

8.2.3                        Notwithstanding the foregoing, the Vendor shall have no liability pursuant to this Section 8.2 for:

[***]

except when any such damage or Deficiencies is done, made or caused by Vendor or any Subcontractor or their employees or agents.

8.3                     Correction of Software

8.3.1                                  In the event of a breach of the Software Warranty, the Parties shall follow the procedures set forth in the Specifications. Reliance will notify the Vendor upon occurrence of any breach of warranty within a reasonable time period.

8.3.2                                  In the event that the remedy of any breach of the Software Warranty requires the installation or provision of additional equipment, Software Updates, Upgrades or Combined Release and/or services, the Vendor shall provide such equipment, software and/or  perform such services on Site, at no cost or expense to Reliance, except as otherwise expressly provided in the Specifications and the shall be performed by the Vendor at Site, without disrupting the operation of the Reliance, Network or any part thereof. Reliance shall allow the Vendor to inspect the Equipment, Software, or the Network, as the case may be, on-site in order to effect the necessary repairs.

8.3.3                                  During the Product Warranty Period and the period that the TSS is in effect, the Vendor shall be solely responsible for all costs and expenses associated with: (a) correcting of defective Software, and (b) all on-site and off-site corrective activities for Software as set forth in the Specifications.

8.4                     Other Services To Be Provided By The Vendor Under Warranty Services-

During the Product Warranty Period, in addition to the warranty obligations described hereunder, the Vendor shall also provide, at [***] to Reliance, all services as set forth in Annexure 1A to the Specifications.

8.5                     Third Party Provider Warranties.

a)               With respect to Software furnished by any Third Party Provider (excluding Subcontractors), all  warranties given to the Vendor by such Third Party Provider shall inure, to the extent applicable or permitted by law, to the benefit of Reliance, and Reliance shall have the right, at its sole discretion, to enforce such warranties directly and/or through the Vendor.  All warranties with respect to such Software provided by such Third Party Providers shall be given to Reliance  on a pass-through basis.

b)              The Vendor shall be responsible for monitoring and managing of all warranties and warranty services provided by Third Party Providers if required, by mutual agreement between the Parties.  In the event of any dispute with respect to either identifying or resolving any problems or defects or their root cause in the Network, the Vendor shall be responsible to establish the co-ordination among all Persons connected to such problems/defects and establish the process of problem resolution and ensure an early solution.

8.6                     Disclaimer

The foregoing warranties are in lieu of all other express and implied warranties of merchantability and fitness for a particular purpose.

9                      TERMINATION AND EVENTS OF DEFAULT

9.1                     Reliance’s Right of Termination.

9.1.1                                  Reliance may suspend all or any portion of this Broadband Access Software Contract  in accordance with the terms of Section 3.15 of the General Terms.

Reliance also has the right to terminate all or any portion of this Broadband Access Software Contract upon the occurrence of any Vendor Event of Default in accordance with the terms of Section 23.1 of the General Terms.

9.2                     Vendor’s Right of Termination.

The Vendor shall have the option to suspend or terminate this Broadband Access Software Contract in accordance with the terms of Section 23.2 of the General Terms.

*  *  *  *  *

RELIANCE AND THE VENDOR HAVE READ THIS BROADBAND ACCESS SOFTWARE CONTRACT INCLUDING ALL SCHEDULES AND EXHIBITS HERETO AND AGREE TO BE BOUND BY ALL THE TERMS AND CONDITIONS HEREOF AND THEREOF.

IN WITNESS WHEREOF, the Parties have executed this Broadband Access Software Contract as of the date first above written.

RELIANCE INFOCOMM LIMITED

By:	/s/ Prakash C. Bajpai

Name:
Title:

By:	/s/ S. Ramesh

Name:
Title:

UTSTARCOM INC.,

By:	/s/ Michael J. Sophie

Name:
Title:

ANFTTB Software Price List

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